      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 2004
                                                 Registration No. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           WABASH NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   52-1375208
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                           1000 Sagamore Parkway South
                            Lafayette, Indiana 47905
                                 (765) 771-5300
                                 --------------
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                            ------------------------

              WABASH NATIONAL CORPORATION 2004 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

                            ------------------------

                                 Mark R. Holden
                Senior Vice President and Chief Financial Officer
                           Wabash National Corporation
                           1000 Sagamore Parkway South
                            Lafayette, Indiana 47905
                                 (765) 771-5300

 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                             Michael J. Silver, Esq.
                               Amy B. Freed, Esq.
                             Hogan & Hartson L.L.P.
                            111 South Calvert Street
                            Baltimore, Maryland 21202
                                 (410) 659-2700

                            ------------------------


                                    CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
                                   AMOUNT       PROPOSED MAXIMUM       PROPOSED           AMOUNT OF
     TITLE OF SECURITIES           TO BE         OFFERING PRICE        MAXIMUM           REGISTRATION
       TO BE REGISTERED          REGISTERED      PER SHARE (1)        AGGREGATE            FEE (1)
                                                                       OFFERING
                                                                      PRICE (1)
-------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
     per share                   1,100,000            $23.30            $25,630,000          $3,247.33
-------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low prices per share of Wabash National Corporation common stock, par value $.01 per share, on May 17, 2004, as traded on the New York Stock Exchange.


================================================================================
                                                Exhibit Index Appears on page 7.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I will be sent or given to the employees participating in the Wabash National Corporation 2004 Stock Incentive Plan, as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Wabash National Corporation hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

         (a) The Registrant's Form 10-K for the fiscal year ended December 31, 2003, as amended;

         (b) The Registrant's Form 10-Q for the fiscal quarter ended March 31, 2004; and

         (c) The description of the Registrant's Common Stock, $.01 par value per share ("Common Stock"), contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on October 14, 1991, including any amendments or report filed with the SEC for the purpose of updating such description.

All documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports; provided, however, that the Registrant is not incorporating any information furnished under either Item 9 or Item 12 of any current report on Form 8-K.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequent filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         A description of the Registrant's common stock, par value $.01 per share, is incorporated by reference under Item 3.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances for liabilities incurred in connection with their activities in such capacities (including reimbursement for expenses incurred). Article TENTH of the Registrant's Certificate of Incorporation provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and that directors shall not be liable for monetary damages to the Registrant or its stockholders for breach of fiduciary duty, except to the extent not permitted under Delaware General Corporation Law. In addition, the Company's Amended and Restated Bylaws provide that any director or officer who was or is a party or is threatened to be made a party to any action or proceeding by reason of his or her services to the Company will be indemnified to the fullest extent permitted by the Delaware General Corporation Law.

                                      * * *

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         Exhibit
         Number      Description

           4.01      Specimen Common Stock Certificate (1)
           4.02      Shareholder Rights Agreement dated November 7, 1995 (2)
           4.03 First Amendment to Shareholder Rights Agreement dated October 21, 1998 (3)
           4.04 Second Amendment to Shareholder Rights Agreement dated December 18, 2000 (4)
           5.01      Opinion of Hogan & Hartson L.L.P. (5)
          23.01      Consent of Ernst & Young LLP (5)
          23.02      Consent of Hogan & Hartson L.L.P. (included in Exhibit
                     5.01) (5)
          24.01      Powers of Attorney (included on the signature page hereto)

----------

         (1) Incorporated by reference to the registrant's registration statement on Form S-1 (No. 33-42810) or the registrant's registration statement on Form 8-A filed December 7, 1995 (Item
               3.02 and 4.02).

         (2) Incorporated by reference to the registrant's registration statement on Form 8-A filed December 7, 1995.

         (3) Incorporated by reference to the registrant's Form 8-K filed on October 26, 1998.

         (4) Incorporated by reference to the registrant's Amended Form 8-A filed January 18, 2001.

         (5)   Filed herewith.


ITEM 9. UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
               do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Indiana, on May 20, 2004.

                                            Wabash National Corporation

                                             By:  /s/ MARK R. HOLDEN
                                                --------------------------------
                                                Mark R. Holden
                                                Senior Vice President and Chief
                                                Financial Officer


         Each person whose signature appears below constitutes and appoints William P. Gruebel, Mark R. Holden and Cynthia J. Kretz and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


May 20, 2004                                  By:  /s/ WILLIAM P. GREUBEL
                                                 -------------------------------
                                                 William P. Greubel
                                                 President, Chief Executive
                                                 Officer and Director
                                                 (Principal Executive Officer)


May 20, 2004                                  By:  /s/ MARK R. HOLDEN
                                                 -------------------------------
                                                 Mark R. Holden
                                                 Senior Vice President and Chief
                                                 Financial Officer (Principal
                                                 Financial Officer and
                                                 Principal Accounting Officer)


May 20, 2004                                  By:  /s/ JOHN T. HACKETT
                                                 -------------------------------
                                                 John T. Hackett
                                                 Chairman of the Board of
                                                 Directors


May 20, 2004                                  By:  /s/ DAVID S. BURDAKIN
                                                 -------------------------------
                                                 David C. Burdakin
                                                 Director

May 20, 2004                                  By:  /s/ MARTIN C. JISCHKE
                                                   -----------------------------
                                                   Dr. Martin C. Jischke
                                                   Director


May 20, 2004                                  By:  /s/ LUDVIK F. KOCI
                                                   -----------------------------
                                                   Ludvik F. Koci
                                                   Director


May 20, 2004                                  By:  /s/ STEPHANIE K. KUSHNER
                                                   -----------------------------
                                                   Stephanie Kushner
                                                   Director

                                  EXHIBIT INDEX
Exhibit
Number       Description
------       -----------

 4.01        Specimen Common Stock Certificate (1)
 4.02        Shareholder Rights Agreement dated November 7, 1995 (2)
 4.03        First Amendment to Shareholder Rights Agreement dated October 21,
             1998 (3)
 4.05        Second Amendment to Shareholder Rights Agreement dated December 18,
             2000 (4)
 5.01        Opinion of Hogan & Hartson L.L.P. (5)
23.01        Consent of Ernst & Young LLP (5)
23.02        Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.01) (5)
24.01        Powers of Attorney (included on the signature page hereto)
---------------
(1) Incorporated by reference to the registrant's registration statement on Form S-1 (No. 33-42810) or the registrant's registration statement on Form 8-A filed December 7, 1995 (Item 3.02 and 4.02).

(2) Incorporated by reference to the registrant's registration statement on Form 8-A filed December 7, 1995.

(3) Incorporated by reference to the registrant's Form 8-K filed on October 26, 1998.

(4) Incorporated by reference to the registrant's Amended Form 8-A filed January 18, 2001.

(5) Filed herewith.